[Retail]

Exhibit 8(k)(3)

Amendment No. 4 to Participation Agreement (Davis)

[Retail]

AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT

BETWEEN DAVIS NEW YORK VENTURE FUND,

DAVIS DISTRIBUTORS LLC AND

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

Amendment to the Participation Agreement (the “Agreement”), dated August 28, 2002, by and between Transamerica Advisors Life Insurance Company (the “Insurance Company”), on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto as may be revised from time to time (hereinafter referred to as the “Account”), Davis New York Venture Fund (the “Fund”) and Davis Distributors, LLC. (the “Underwriter”).

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	A new paragraph, numbered consecutively, is added to ARTICLE II. Representations and Warranties, as follows:

2.8. Fund and Underwriter each agree to promptly notify the Company when any underlying fund becomes a commodity pool operator (“CPO”) as defined under the Commodities Exchange Act (“CEA”), and Fund Manager is required to register with the Commodity Futures Trading Commission (“CFTC”) as a CPO with respect to any underlying fund. Until such notification is provided to the Company, Fund and Underwriter each represent and warrant that it is not a CPO, and Fund Manager represents and warrants it is not required to register as a CPO with respect to any underlying fund. Fund, Underwriter and Fund Manager each represent and warrant that it will at all times comply with the CEA and CFTC rules and regulations to the extent required.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2013

DAVIS NEW YORK VENTURE FUND		DAVIS DISTRIBUTORS, LLC

By:	/s/ Thomas Tays	By:	/s/ Thomas Tays
Name:	Thomas Tays	Name:	Thomas Tays
Title:	Vice President	Title:	Vice President
Date:	April 20, 2013	Date:	April 20, 2013

[Retail]

TRANSAMERICA ADVSIORS LIFE INSURANCE COMPANY

By:	/s/ John Mallett
Name:	John Mallett
Title:	Vice President
Date:	4-29-13